Exhibit 3.109

Microfilm Number_________	Filed with the Department of State on NOV 19 1997

Entity Number 2785616	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB:15-8913 (Rev 95)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited partnership is: Brandywine Dominion, L.L.C.

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	16 Campus Blvd., Suite 150, Newtown Square Corporate Campus,		PA	19073	Delaware

	Number and Street	City	State	Zip	County

(b)	c/o:

Name of Commercial Registered Office Provider	County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.	The name and business address, including street and number, if any, of organizer are:

NAME	ADDRESS

Jacqueline Y. Eastridge, c/o Pepper, Hamilton & Scheetz LLP	3000 Two Logan Square, 18th and Arch Sts. Philadelphia PA 19103-2799

6.	The specified effective date, if any is:	N/A

		month	day	year	hour, if any

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

DSCB:15-8913 (Rev 95)-2

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 17th day of November, 1997.

/s/ Jacqueline Y. Eastridge

(Signature)
Jacqueline Y. Eastridge

XXXXXX

(Signature)

XXXXXX

(Signature)

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number 2785616	Certificate of Change of Registered Office Limited Liability Company (15 Pa. C. S. § 8906)

Name	PEPPER HAMILTON LLP	Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181

City	HARRISBURG, PA 17108-1181

Fee: $52	Filed in the Department of State on JUN 04 2002

XXXXXX

Acting Secretary of the Commonwealth

In compliance with the requirements of the 15 Pa.C.S. § 8906 (relating to change of registered office) the undersigned limited liability company, desiring to effect a change of registered office, hereby states that:

1.	The name of the company is: Brandywine Dominion L.L.C.

2.
The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department:

	(a) Number and street	City	State	Zip	County
	14 Campus Boulevard, Suite 100, Newtown Square,		PA	19073	Delaware County

	(b) Name of Commercial Registered Office Provider			County
co:

3.	Complete part (a) or (b)

(a) The address to which the registered office of the company in this Commonwealth is to be changed is:
401 Plymouth Road, Suite 500,	Plymouth Meeting,	PA	19462	Montgomery County

Number and street	City	State	Zip	County

(b) The registered office of the company shall be provided by:
co:

Name of Commercial Registered Office Provider				County

IN TESTIMONY WHEREOF, the undersigned company has caused this certificate to be signed by a duly authorized member or manager thereof this 31st day of May 2002 Brandywine Dominion, L.L.C.
Name of Company Brad A. Molotsky
Signature
Brad A. Molotsky, Secretary

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